UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2013

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (201) 808 8400

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2013, the Company’s board of directors increased the size of the board from six to eight directors. Pursuant to the Company’s bylaws, the board of directors appointed two new directors, Daniel Mendelson and Arthur G. Epker, III, to fill the vacancies created by the increase in the size of the board.

Mr. Epker is Vice President and partner of PAR Capital Management, Inc. (“PAR Capital”), an investment adviser that manages PAR Investment Partners, L.P. (“PAR Investment Partners”), a private investment fund. Pursuant to the terms of the Securities Purchase Agreement dated January 28, 2013, entered into among the Company, PAR Investment Partners and other parties (the “Securities Purchase Agreement”), PAR Investment Partners purchased 10,000,000 shares of the Company’s Common Stock at a purchase price of $0.50 per share for a purchase price of $5,000,000. In addition, PAR Investment Partners received a warrant to purchase, until January 28, 2018, an aggregate of 1,000,000 additional shares of Common Stock at an exercise price of $0.66 per share. The Securities Purchase Agreement contains certain registration rights with respect to the shares of Common Stock issued to PAR Investment Partners and the shares of Common Stock issuable upon exercise of the warrant granted to PAR Investment Partners. Furthermore, PAR Investment Partners has the right to require the Company to repurchase the purchased shares (the “Put Option”) for cash for $0.50 per share upon a change of control or sale or exclusive license of substantially all of the Company’s assets. The Put Option will terminate upon the achievement of certain financial milestones.

As a Vice President and partner of PAR Capital, and PAR Capital’s role as advisor to PAR Investment Partners, Mr Epker has an indirect beneficial ownership of the shares held by PAR Investment Partners but disclaims beneficial ownership except to the extent of his pecuniary interest therein.

Pursuant to the terms of the Securities Purchase Agreement, the Company agreed to appoint one nominee nominated by PAR Investment Partners to become a member of the Company’s board of directors. Mr. Epker was appointed to the board in accordance with the terms of the Securities Purchase Agreement.

Also on March 1, 2013, Ana Stancic, a director of Champions Oncology, Inc. (the “Company”) and chair of the Company’s audit committee, resigned from the Company’s board of directors. Ms. Stancic informed the Company that her resignation was not related to any disagreement with the Company. The board of directors vested Ms. Stancic’s unvested options and restricted stock and amended Ms. Stancic’s options to extend the exercisability period from the original term, which terminated 90 days after Ms. Stancic’s resignation, until the end of the full term of those options, notwithstanding her resignation. The board appointed one of the Company’s directors, Scott Tobin, to replace Ms. Stancic as chair of the Company’s audit committee.

The Company’s press release describing the events referenced above is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.

99.1	Press release dated March 5, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: March 5, 2013	By:	/s/ Joel Ackerman
Joel Ackerman Chief Executive Officer

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